                       ASSIGNMENT OF PARTNERSHIP INTEREST
              FOR THE TENDER OF LIMITED PARTNERSHIP INTEREST(S) IN

BALCOR REALTY INVESTORS LTD.-82            BALCOR REALTY INVESTORS 85-SERIES I, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR REALTY INVESTORS - 83               BALCOR REALTY INVESTORS 85-SERIES III, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR REALTY INVESTORS - 84               BALCOR REALTY INVESTORS 86-SERIES I, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR EQUITY PROPERTIES LTD.-VIII         BALCOR EQUITY PROPERTIES - XII

         PURSUANT TO THE OFFER(S) TO PURCHASE DATED MARCH 11, 1996,
                       AS AMENDED FROM TIME TO TIME BY
                    METROPOLITAN ACQUISITION VII, L.L.C.

                                           THE DEPOSITARY FOR THE OFFER(S) IS:  THE HERMAN GROUP, INC.

                                           IF BY MAIL:              P. O. Box 357
                                                                    Dallas, Texas 75221-9602

                                           IF BY OVERNIGHT OR       2121 San Jacinto Street, 26th Floor
                                           HAND DELIVERY:           Dallas, Texas 75201


(Please indicate changes or corrections
to address printed above.)                 IF BY FACSIMILE:         (214)  999-9348 or (214) 999-9323



================================================================================


         THE OFFER(S), PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 5, 1996 (THE "EXPIRATION DATE"), UNLESS THE OFFER(S) ARE EXTENDED.

         The undersigned hereby tender(s) to Metropolitan Acquisition VII, L.L.C., a Delaware limited liability company (the "Purchaser"), the number of the undersigned's Interests of the Partnership(s) as specified below for the Purchase Price(s) indicated in the Offer(s) to Purchase dated March 11, 1996 (the "Offer(s) to Purchase"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer(s) to Purchase and this Assignment of Partnership Interest (the "Assignment of Partnership Interest", which together with any supplements or amendments, collectively constitute the "Offer(s)"), with such Purchase Price(s) being reduced by the amount of any distributions made by the Partnership(s) on or after March 11, 1996 and through and including the Expiration Date. Receipt of the Offer(s) to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings assigned in the Offer(s) to Purchase.

         Subject to and effective upon acceptance for payment of any of the Interests tendered hereby in accordance with the terms of the Offer(s), the undersigned hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all rights, title and interest in and to such Interests tendered hereby that are accepted for payment pursuant to the Offer(s), including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions (including, without limitation, any and all distributions made by any Partnership after the Expiration Date in respect of Interests purchased pursuant to the Offer(s), regardless of the fact that the record date for any such distribution may be a date prior to the Expiration Date), voting rights, rights to be substituted as a Limited Partner of the Partnership, and all other benefits of any nature whatsoever distributable or allocable to such tendered Interests under the Partnership Agreement, and agrees from and after the date of such acceptance not to exercise any rights pertaining to the Interests without the prior consent of the Purchaser. The undersigned hereby irrevocably constitutes and appoints the Purchaser, its managing member, the officers of the managing member, and the designees of any of them ("Agent"), as the true and lawful agent, proxy and attorney-in-fact of the undersigned with respect to such Interests, each with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered Interests) to the full extent of the undersigned's rights with respect to the tendered Interests and with an irrevocable instruction to the Agent (i) to execute all or any instruments of transfer and/or other documents in the Agent's discretion in relation to the Interests tendered hereby, (ii) to exercise full voting rights (at any meeting of Limited Partners, by written consent or otherwise), (iii) to execute and deliver to the General Partner a change of address form instructing the General Partner to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer(s) in respect of such Interests to the address specified in such form, (iv) to endorse any check payable to or upon the order of such Limited Partner representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer(s), in each case on behalf of the tendering Limited Partner, and (v) to act in such manner as any such attorney-in-fact and proxy or substitute shall, in its sole discretion, deem proper with respect to such Interests, (A) to deliver such Interests and seek to transfer ownership of such Interests on the Partnership books maintained by the General Partner, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser and upon receipt by the Depositary, as the undersigned's agent, of the Purchase Price, (B) to seek to become a substituted Limited Partner, to receive any and all distributions made by the Partnership after the expiration of the Offer(s), (C) to make all elections and to do all such other acts and things as may in the opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the undersigned's acceptance of the Offer(s), and (D) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Interests, all in accordance with the terms of the Offer(s). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase Interests tendered pursuant to the Offer(s), but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer(s) or prejudice the rights of tendering Limited Partners to receive payment for Interests validly tendered and accepted for payment pursuant to the Offer(s). Subject to and effective upon acceptance for payment of any Interests tendered hereby, the undersigned hereby requests the Partnership(s) and its General Partner to take any and all acts as may be required to effect the transfer of the undersigned's Interest to the Purchaser and in order that the Purchaser be admitted to the Partnership(s) as a "substituted Limited Partner" under the terms of the Partnership Agreement(s) of the Partnership(s) as to all the tendered Interests, except that if proration of tendered Interests is required as described in Section 1 of the Offer(s) to Purchase, than the undersigned may continue to be a Limited Partner with respect to the tendered Interests that are not purchased. Upon request, the undersigned will execute and deliver additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Interests tendered hereby and will hold any distributions received from the Partnership(s) after the Expiration Date in trust for the benefit of the Purchaser. Upon the purchase of Interests pursuant to the Offer(s), all prior proxies and consents given by the undersigned with respect to such Interests will be revoked and no subsequent proxies or consents may be given (and if given will not be effective).

         The undersigned recognizes that, if proration is required pursuant to the terms of the Offer(s), the Purchaser will accept for payment from among those Interests validly tendered on or prior to the Expiration Date and not properly withdrawn, and this Assignment of Partnership Interest shall only be effective to transfer to the Purchaser, the maximum number of Interests permitted pursuant to the Offer(s) on a pro rata basis, with adjustments to avoid purchases of fractional Interests, based upon the number of Interests validly tendered prior to the Expiration Date and not withdrawn.

         The undersigned understands that a tender of Interests to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer(s). The undersigned recognizes that under certain circumstances set forth in the Offer(s) to Purchase, the Purchaser may not be required to accept for payment any of the Interests tendered hereby. In such event, the undersigned understands that the Assignment of Partnership Interest with respect to any Interests not purchased for any reason will be destroyed by the Purchaser. Except as stated in the Offer(s) to Purchase, this tender is irrevocable, provided Interests tendered pursuant to the Offer(s) may be withdrawn at any time prior to the Expiration Date.

         OUR RECORDS INDICATE THE FOLLOWING WITH RESPECT TO YOUR OWNERSHIP OF INTERESTS IN THE PARTNERSHIPS. IF NO INDICATION IS MARKED BELOW, ALL INTERESTS LISTED WILL BE DEEMED TO HAVE BEEN TENDERED PURSUANT TO THE OFFER(S).

                 NUMBER OF        NUMBER OF                 PURCHASE PRICE(S)        TOTAL PURCHASE PRICE(S)
PARTNERSHIP(S)   INTERESTS OWNED  INTERESTS TENDERED        PER INTEREST             IF ALL INTERESTS TENDERED



================================================================================

                SIGNATURE BOX-1    INDIVIDUALS AND JOINT OWNERS
                              (SEE INSTRUCTION 2)

================================================================================

        Please sign exactly as your name is printed above.  For joint owners,   X
  each joint owner must sign. (See Instruction 2).  The undersigned hereby        -------------------------------------------------
  represents and warrants to the Purchaser that the undersigned owns the           (Signature of Owner)                   (Date)
  Interests tendered hereby and has full power and authority to validly
  tender, sell, assign and transfer the Interests tendered hereby and that      X
  when the same are accepted for payment by the Purchaser, the Purchaser          -----------------------------
  will acquire good, marketable and unencumbered title thereto, free and           (Social Security Number)
  clear of all liens, restrictions, charges, encumbrances, conditional
  sales agreements or other obligations relating to the sale or transfer        X
  thereof, and such Interests will not be subject to any adverse claims.          -------------------------------------------------
  The undersigned will, upon request, execute and deliver any additional           (Signature of Co-Owner)                (Date)
  documents deemed by the Purchaser to be necessary or desirable to
  complete the sale, assignment and transfer of the Interests tendered         Telephone (Day)    (      )
  hereby.  Except as stated in the Offer(s) to Purchase, this tender is                          ---------------------------
  irrevocable.  The signatory hereto hereby certifies under penalties of
  perjury the Taxpayer I.D. No. furnished in the blank provided above and      Telephone (Eve)    (      )
  the statements in Box A, Box B and, if applicable, Box C.                                      ---------------------------

       TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT,
  OR OTHER FIDUCIARIES OR REPRESENTATIVE CAPACITY SHOULD COMPLETE SIGNATURE
  BOX-2 ON THE REVERSE SIDE.

================================================================================

DELIVERY OF THIS ASSIGNMENT OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY. WHEN TENDERING BY FACSIMILE, BOTH THE FRONT AND BACK OF THIS ASSIGNMENT OF PARTNERSHIP INTEREST SHOULD BE TRANSMITTED.

NOTE: WHEN TENDERING BY FACSIMILE, PLEASE TRANSMIT BOTH THE FRONT AND THE BACK OF THE ASSIGNMENT OF PARTNERSHIP INTEREST. PLEASE CAREFULLY READ THE ATTACHED INSTRUCTIONS.


================================================================================

                   SIGNATURE BOX-2  TRUSTEES, CORPORATIONS
                             AND FIDUCIARIES (SEE
                            INSTRUCTIONS 2 AND 3)

--------------------------------------------------------------------------------

  TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF A CORPORATION OR OTHER PERSON(S) ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE COMPLETE THIS BOX AND SEE INSTRUCTION 2.

  The signatory hereto hereby certifies under penalties of perjury the statements in Box A, Box B, and, if applicable, Box C.

   X                                                             X
     --------------------------------------------------------     ---------------------------------------------------------
         (Signature)                               (Date)             (Signature)                               (Date)

  Name and Capacity                                                                            (Title)
                    -----------------------------------------------------------------------            --------------------------

  Address
          ---------------------------------------------------------------------------------------------------------
                           (City)                            (State)                              (Zip)

  Area Code and Telephone Nos. (       )                           (Day)            (       )                        (Evening)
                               ------------------------------------------          -------------------------------------------


                              SIGNATURE GUARANTEE
                       (IF REQUIRED.  SEE INSTRUCTION 2.)


  Name and Address of Eligible Institution
                                           ---------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------------------
  Authorized Signature                                                      Title
                       -------------------------------------------                ------------------------------------------------
  Name                                                                      Date                                        , 1996
          -----------------------------------------------------------------       --------------------------------------


================================================================================


                               TAX CERTIFICATIONS
                           (SEE INSTRUCTIONS 5 AND 6)

================================================================================

                                     BOX A
                              SUBSTITUTE FORM W-9
                  (SEE INSTRUCTION 5 - U.S. PERSONS AND BOX A)

     The person signing this Assignment of Partnership Interest hereby certifies the following to the Purchaser under penalties of perjury:

     (i) The Taxpayer Identification No. ("TIN") furnished in the space provided for that purpose on the front of this Assignment of Partnership Interest is the correct TIN of the Limited Partner, unless the Interests are held in an Individual Retirement Account
           (IRA); or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited Partner does not provide a TIN to the Purchaser, 31% of all reportable payments made to the Limited Partner thereafter will be withheld until a TIN is provided to the Purchaser); and

     (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

     Note: Place an "X" in the box in (ii) above, if you are unable to certify that the Limited Partner is not subject to backup withholding.

================================================================================


================================================================================

                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 5 - BOX B)

     Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's interest in the Partnership(s), the person signing this Assignment of Partnership Interest hereby certifies the following under penalties of perjury:

    (i) Unless this box [ ] is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

    (ii) the Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of this Assignment of Partnership Interest; and

    (iii) the Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Assignment of Partnership Interest. If a corporation, the jurisdiction of incorporation is ______________.

      The person signing this Assignment of Partnership Interest understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

================================================================================


================================================================================

                                     BOX C
                              SUBSTITUTE FORM W-8
                          (SEE INSTRUCTION 6 - BOX C)

  By checking this box [ ], the person signing this Assignment of Partnership Interest hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Limited Partner:

    (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

    (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

    (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

================================================================================

                    INSTRUCTIONS FOR TENDERING INTERESTS AND
                 COMPLETING ASSIGNMENT OF PARTNERSHIP INTEREST
            FORMING A PART OF THE TERMS AND CONDITIONS OF THE OFFER

================================================================================

              FOR INFORMATION OR ASSISTANCE IN COMPLETING THIS
                     ASSIGNMENT OF PARTNERSHIP INTEREST,
     PLEASE CALL THE NUMBER IDENTIFIED BELOW YOUR BALCOR PARTNERSHIP(S).

          82, 83, 84, 85-I OR VIII                    85-III, 86-I OR XII
                    CALL                OR                    CALL
               (800) 647-2543                           (800) 253-3814

================================================================================

1. DELIVERY REQUIREMENTS. For Interests to be validly tendered, a properly completed and duly executed Assignment of Partnership Interest (or facsimile thereof) and any other documents required by this Assignment of Partnership Interest must be received by the Depositary, at the address (or facsimile number) set forth on the front of the Assignment of Partnership Interest and listed below, before 12:00 Midnight, New York City Time, on April 5, 1996, unless the Offer is extended (the Expiration Date of the Offer). Assignment(s) of Partnership Interest mailed or delivered to any address or facsimile other than that of the Depositary will be deemed to have not been validly tendered. To ensure receipt of the Assignment of Partnership Interest by the Purchaser, it is suggested that you use overnight courier delivery or, if the Assignment of Partnership Interest is to be delivered by United States mail, you should use
         certified or registered mail, return receipt requested.   (See also:
         Instruction 2 - Signature Requirements and Instruction 3 - Documentation Requirements herein).

         THE METHOD OF DELIVERY OF THE ASSIGNMENT OF PARTNERSHIP INTEREST AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

         All tendering Limited Partners by execution of the Assignment of Partnership Interest waive any right to receive any notice of the acceptance or rejection of their Interest for payment. A Limited Partner may tender any or all of the Interests owned by that Limited Partner; provided, however, that tenders of fractional Interests will not be accepted, except by a Limited Partner who is tendering all of the Interests owned by that Limited Partner. No alternative, conditional or contingent tenders will be accepted.

         IF TENDERING BY FACSIMILE, PLEASE TRANSMIT BOTH THE FRONT AND THE BACK OF THE ASSIGNMENT OF PARTNERSHIP INTEREST.

                       BY MAIL:             THE HERMAN GROUP, INC.
                                            P. O. Box 357
                                            Dallas, Texas 75221-9602

                       BY HAND DELIVERY:    2121 San Jacinto Street, 26th Floor
                                            Dallas, Texas 75201

                       BY FACSIMILE:        (214) 999-9348 or (214) 999-9323


2. SIGNATURE REQUIREMENTS. After carefully reading and completing this Assignment of Partnership Interest, in order to tender Interests, Limited Partner(s) must sign at the "X" in either SIGNATURE BOX-1 (Individuals, Joint Owners, Beneficial Owners of Retirement Accounts) OR SIGNATURE BOX-2 (Trustees, Corporations and Fiduciaries).

         The signature(s) must correspond exactly with the name(s) printed on the front of this Assignment of Partnership Interest without any change whatsoever. IF ANY TENDERED INTERESTS ARE REGISTERED IN THE NAMES OF TWO OR MORE JOINT HOLDERS, ALL SUCH HOLDERS MUST SIGN THIS ASSIGNMENT OF PARTNERSHIP INTEREST. If this Assignment of Partnership
         Interest is signed by the registered   holder(s) of the Interests, and
         payment is to be made directly to that holder, no signature guarantee is required. Similarly, if Interests are tendered for the account of a member firm of a registered national security exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), signature guarantee is required. HOWEVER, IN ALL OTHER CASES, ALL SIGNATURES ON THIS ASSIGNMENT OF PARTNERSHIP INTEREST MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, AND SIGNATURE BOX-2 MUST BE COMPLETED. (See also Instruction 3-Documentation Requirements herein.)

                          (Continued on Reverse Side)

3. DOCUMENTATION REQUIREMENTS. In addition to information required to be completed on the Assignment of Partnership Interest, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to those listed below. Questions on documentation should be directed to the Depositary at (800) 647-2543, Documentation Verification Department.

         Deceased Owner (Joint Tenant)    -   Copy of Death Certificate.

         Deceased Owner (Others)          -   Copy of Death Certificate and
                                              Affidavit of Domicile.  (See also
                                              Executor/Administrator/Guardian
                                              below).

         Executor/Administrator/Guardian  -   (i)  Copy of court Appointment
                                              Documents for Executor or
                                              Administrator; and (ii) a copy of
                                              applicable provisions of the Will
                                              (Title Page, Executor(s)' powers,
                                              asset distribution); OR (iii)
                                              Estate distribution documents.

         Attorney-in-Fact                 -   Current Power of Attorney.

         Corporations/Partnerships        -   Corporate Resolution(s) or other
                                              evidence of authority to act.
                                              Partnerships should furnish copy
                                              of Partnership Agreement.

         Trust/Pension Plans              -   Copy of cover page of the Trust
                                              or Pension Plan,  along with copy
                                              of the section(s) setting forth
                                              names and powers of Trustee(s)
                                              and any amendments to such
                                              sections or appointment of
                                              Successor Trustee(s).


4. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, in respect of the Interests accepted for payment pursuant to the Offer.

5. U. S. PERSONS. A Limited Partner who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or domestic estate (collectively, "United States Persons"), as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should certify, or complete, the following, as applicable:

         BOX A - SUBSTITUTE FORM W-9. In order to avoid 31% federal income tax backup withholding, tendering Limited Partner(s) must provide the Purchaser with a correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Limited Partner(s) are not subject to such backup withholding. The TIN that must be provided on the Substitute W-9 is that of the registered Limited Partner as furnished in the applicable Signature Box-1 or Signature Box 2 on this Assignment of Partnership Interest. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Limited Partner(s)' being subject to backup withholding. Certain Limited Partners (including among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. NOTE:
         THE CORRECT TIN FOR AN IRA ACCOUNT IS THAT OF THE CUSTODIAN (NOT THE INDIVIDUAL SOCIAL SECURITY NUMBER OF THE BENEFICIAL OWNER). Please also refer to the enclosed instructions for completing a Substitute Form W-9, which are included with your Offering materials.

         BOX B - FIRPTA AFFIDAVIT. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, in an amount equal to 10% of the Purchase Price for Interests purchased pursuant to the Offer, plus the amount of any liabilities of the Partnership allocable to such Interests, each tendering Limited Partner who or which is a United States Person (as defined in Instruction 5 above) must certify, under penalties of perjury, the Limited Partner(s)' TIN and address, and that the Limited Partner(s) is not a foreign person. If a corporation, the jurisdiction of incorporation should be inserted in the blank in section (iii) of Box B. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

6. BOX C - FOREIGN PERSONS. In order for a tendering Limited Partner, who is a foreign person (i.e., not a United States Person as defined in 5 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in BOX C of this Assignment of Partnership Interest attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of the 10% tax under Section 1445 of the Code (See also Box B - FIRPTA Affidavit above).